                                    BY-LAWS
                                       OF
                 MORGAN STANLEY DIVIDEND GROWTH SECURITIES INC.

                  AMENDED AND RESTATED AS OF FEBRUARY 27, 2008

                                     ARTICLE I
                                     OFFICES

     SECTION 1.1. Principal Office. The principal office of the Corporation in the State of Maryland shall be in the City of Baltimore.

     SECTION 1.2. Other Offices. In addition to its principal office the State of Maryland, the Corporation may have an office or office in the City of New
York, State of New York, and at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II
                             STOCKHOLDERS' MEETINGS

     SECTION 2.1. Place of Meetings. Meetings of stockholders shall be held at such place, with in or without the State of Maryland, as may be designated from time to time by the Board of Directors.

     SECTION 2.2. Annual Meetings. Anannual meeting of stockholders, when required, at which the stockholders shall electa Board of Directors and transact such other business as may properly come before the meeting, shall be held in
June of each year, the precise date in June to be fixed by the Board of
Directors. Not with standing anything to the contrary contained herein, the
Corporation shall not be required to hold anannual meeting in any year in which none of the following is required to be acted upon by stockholders under the
Investment Company Act of 1940, as amended:

     (1) election of directors;
     (2) approval of an investment advisory or management agreement;
     (3) ratification of the selection of independent accountants; and
     (4) approval of a distribution plan or agreement;

provided, however, that a special meeting of stockholders shall promptly be called when requested in writing by the recordholders of not less than 10% of the Corporation's shares.

     SECTION 2.3. Special Meetings. Special meetings of stockholders of the
Corporation shall be held whenever called by the Board of Directors or the
President of the Corporation. Special meetings of stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to vote not less than twenty-five percent(25%)of all the vote enititled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform such stockholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to a vote at such meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of stockholders held during the preceding twelve months.

     SECTION 2.4. Notice of Meetings. Written or printed notice of every stockholders' meeting stating the place, date and time, and in the case of a special meeting the purpose or purposes thereof, shall begiven by the Secretary not less than ten(10)nor more than ninety(90)days before such meeting to each stockholder entitled to vote at such meeting, either by mail or by presenting it to him personally, or by leaving it at his residence or usual place of business.
If mailed, such notice shall be deemed to be given when deposited in the United
States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     SECTION 2.5. Quorum and Adjournment of Meetings. Except as otherwise provided bylaw, by the Charter of the Corporation, or by these By-Laws, at all meetings of stockholders the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. At any adjourned meeting at which a quorum shall be present, any business may be transacted if the meeting had been held as originally called.

     SECTION 2.6. Voting Rights, Proxies. At each meeting of stockholders, each holder of record of stock entitled to vote thereat shall be entitled to one vote inperson or by proxy for each share of stock of the Corporation and for the fractional portion of one vote for each fractional share entitled to vote so registered in his or her name on the records of the Corporationon the date fixed as the record date for the determination of stockholders entitled to vote at such meeting. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant hereto, the following shall constitute a valid means by which a stockholder may grant such authority:

          (i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized offcer, director, employee, attorney-in-fact or another agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile or telecopy signature. No written evidence of authority of a stockholder's authorized officer, director, employee, attorney-in-fact or other agent shall be required; and

          (ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram or by other means of telephonic, electronic or computer transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram or cablegram or other means of telephonic, electronic or computer transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other transmission was authorized by the stockholder.

No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. In determining whether a telegram, cablegram or other electronic transmission is valid, the chairman or inspector, as the case may be, shall specify the information upon which he or she relied.
Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or Officers of the Corporation.
Proxy solicitations may be made in writing or by using telephonic or other electronic solicitation procedures that include appropriate methods of verifying the identity of the stockholder and confirming any instructions given thereby.

     SECTION 2.7. Vote Required. Except as other wise provided by law, by the
Charter of the Corporation, or by these By-Laws, at each meeting of stockholders at which a quorum is present, all matters shall be decided by a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote with respect to any such matter.

     SECTION 2.8. Action by Stockholders Without Meeting. Except as other wise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding,any action required or permitted to be taken at any meeting of stockholders may be taken with out a meeting if a consent in writing setting forth the action shall be signed by all the stockholders entitled to vote upon the action and such consent shall befiled with the records of the Corporation.

     SECTION 2.9. Presence at Meetings. Presence at meetings of stockholders requires physical attendance by the stockholder or his or her proxy at the meeting site and does not encompass attendance by telephonic or other electronic means.

                                  ARTICLE III
                                   DIRECTORS

     SECTION 3.1. Number and Term. The Board of Directors shall consist of not less than three(3)and not more than fifteen (15) directors, the number of directors to be fixed from time to time with in the above-specified limits by the affirmative vote of a majority of the whole Board of Directors. At the first annual meeting of stockholders and at each meeting there after called for the purpose of electing directors, the stockholders shall elect directors to hold office until their successors are elected and qualify. Directors need not be stockholders of the Corporation.

     SECTION 3.2. Powers. The business of the Corporation shall be managed by the Board of Directors which may exercise all powers of the Corporation and do all lawful acts and things which are not by law or by the Charter of the
Corporation, or by these By-Laws, directed or required to be exercised or done exclusively by the stockholders.

     SECTION 3.3. Organizational Meetings. The first meeting of each newly elected Board of Directors for the purposes of organization and the election of officers and other wise shall beheld at such time and place as shall be specified in a notice given as herein after provided for special meetings of the
Board of Directors, or as shall be specified in a written waiver signed by all directors.

     SECTION 3.4. Regular Meetings. Regular meetings of the Board of Directors maybe held at such time and place as shall be determined from time to time by the Board of Directors without further notice.

     SECTION 3.5. Special Meetings. Special meetings of the Board of Directors maybe called at anytime by the President and shall becalled by such President or the Secretary upon the written request of any two(2)directors.

     SECTION 3.6. Notice of Special Meetings. Written notice of special meetings of the Board of Directors, stating the place, date and time thereof, shall begiven not less than two (2) days before such meeting to each director, personally, by telegram, by mail, or by leaving such notice a this place of residence or usual place of business. If mailed, such notice shall be deemed to begiven when deposited in the United States mail, postage prepaid, directed to the director at his address as it appears on the records of the Corporation.

     SECTION 3.7. Telephone Meetings. Any member or members of the Board of
Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case maybe, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the sametime. Participation in a meeting by these means constitute spresence in person at the meeting. This
Section 3.7 shall not be applicable to meeting sheld for the purpose of voting in respect of approval of contracts or agreements where by a person under takes to serve or act as investment adviser of, or principal underwriter for, the
Corporation.

     SECTION 3.8. Quorum, Voting and Adjournment of Meetings. At all meetings of the Board of Directors, a majority of the whole Board shall be requisite to and shall constitutea quorum for the transaction of business. If aquorumis present, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is expressly required for such action by law, the Charter of the Corporation or these By-Laws. If at anymeeting of the Board therebe less than aquorump resent, the directors present there at may adjourn the meeting from time to time, with out notice other than announcement at the meeting until aquorum shall have been obtained.

     SECTION 3.9. Removal. Anyone or more of the directors may be removed, either with or without cause, at anytime, by the affirmative vote of the stock holders holding a majority of the outstanding shares entitled to vote for the election of directors. (For purposes of determining the circumstances and procedures underwhich such removal of directors may takeplace, the provisions of
Section 16 (c) of the Investment Company Act of 1940 shall be applicable to the same extent as if the Corporation were subject to the provisions of that
Section.)The successor or successors of any director or directors so removed maybe elected by the stockholders entitled to vote there on at the same meeting to fill any resulting vacancies for the unexpired term of removed directors.
Except as provided by law, pending such an election (or in the absence of such an election), the successor or successors of any director or directors so removed may be chosen by the Board of Directors.

     SECTION 3.10. Vacancies. Except as other wise provided by law, any vacancy occurring in the Board of Directors and newly created directorships resulting from an increase in the authorized number of direct ors maybe filled by the vote of a majority of the directors then in office or, if only one director shall then be in office, by such director. A director elected by the Board of
Directors to fill a vacancy shall be elected to hold office until then extannual meeting of stockholders or until his successoris elected and qualifies.

     SECTION 3.11. Action by Directors Without Meeting. The provisions of these
By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of the Board of Directors maybe taken without a meeting if a consent in writing setting forth the action shall be signed by all of the directors entitled to vote upon the action and such written consent is filed with the minutes of proceedings of the Board of Directors.

     SECTION 3.12. Expenses and Fees. Each director may be allowed expenses, if any, for attendance at each regular or special meeting of the Board of Directors and each director who is not an officer or employee of the Corporation or of its investment manager or underwriter or of any corporate affiliate of any of said persons shall receive for services rendered as a director of the Corporation such compensation as maybe fixed by the Board of Directors. Nothing here incontained shall be construed to preclude any director from serving the
Corporation in any other capacity and receiving compensation therefor.

     SECTION 3.13. Execution of Instruments and Documents and Signing of Checks
and Other Obligations and Transfers. All instruments, documents and other papers shall be executed in the name and on behalf of the Corporation and all checks, notes, drafts and other obligations for the payment of money by the Corporation shall besigned, and all transfer of securities standing in the name of the
Corporation shall be executed, by the President, any Vice President or the
Treasurer or by anyone or more officers or agents of the Corporationas shall be designated for that purpose by vote of the Board of Directors; not with standing the above, nothing in this Section 3.13 shall be deemed to preclude the electronic authorization, by designated persons, of the Corporation's Custodian to transfer assets of the Corporation.

     SECTION3.14. Contracts. Except as other wise provided by law or by the
Charter of the Corporation, no contract or transaction between the Corporation and any partnership or corporation, and no act of the Corporation, shall in anyway be affected or invalidated by the fact that any officer or director of the Corporation is pecuniarily or other wise interested there in or is a member, officer or director of such interest shall be known to the Board of Directors of the Corporation. Specifically, but without limitation of the foregoing, the
Corporation may enter into one or more contracts appointing Morgan Stanley
Investment Advisors Inc. investment manager of the Corporation, and may other wise do business with Morgan Stanley Investment Advisors Inc., not with standing the fact that one or more of the directors of the Corporation and some or all of its officers are, have been or may be come directors, officers, members, employees, or stockholders of Morgan Stanley Investment Advisors Inc.; and in
the absence of fraud, the Corporation and Morgan Stanley Investment Advisors
Inc. may deal freely with each other, and neither such contract appointing
Morgan Stanley Investment Advisors Inc. investment manager to the Corporation nor any other contractor transaction between the Corporation and Morgan Stanley
Investment Advisors Inc. shall be invalidated or in anywise affected thereby, norshall any directoror officer of the Corporation by reason thereof beliable to the Corporation or to any stockholder or creditor of the Corporation or to any other person for any loss incurred under or by reason of any such contractor transaction. For purposes of this paragraph, any reference to "Morgan Stanley
Investment Advisors Inc. "shall be deemed to include said company and any parent, subsidiaryor affiliate of said company and any successor (by merger, consolidation or other wise) to said company or any such parent, subsidiary or affiliate.

     SECTION 3.15. Indemnification of Directors, Officers, Employees and
Agents.(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation. The indemnification shall be against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Directors acting in their official capacity must act in good faith and in a manner reasonably believed to be in the best interest of the
Corporation. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. A director may not be indemnified in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

     (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of the Corporation to obtain a judgment or decree in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation. The indemnification shall be against expenses, including attorney's fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation: except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the
Corporation, except to the extent that the court in which the action or suit was brought, or a court of equity in the county in which the Corporation has its principal office, determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for those expenses which the court shall deem proper, provided such director or officer is not adjudged to be liable by reason of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     (c) To the extent that a director, officer, employee, or agent of the
Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     (d)(1) Unless a court orders otherwise, any indemnification under subsection (a) or (b) of this section may be made by the Corporation only as authorized in the specific case after a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) or
(b).

     (2) The determination shall be made:

           (i) By the Board of Directors, by a majority vote of a quorum which consists of directors who were not parties to the action
     ("non-party directors"), suitor proceeding; or if a quorum of non-party directors is not obtainable by a majority vote of a committee of at least two non-party directors; or

          (ii) If the required quorum is not obtainable; or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (iii) By the stockholders.

     (3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made by a committee of non-party directors or by the non-party quorum of the Board, or if neither exists, by the full Board.

     (4) Notwithstanding the provisions of paragraphs (1) and (2) of this subsection (d), no person shall be entitled to indemnification for any liability, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, badfaith, gross negligence, or reckless disregard of duties as described in Sections 17 (h) and (i) of the Investment Company Act
of 1940, as amended ("disabling conduct"). A person shall be deemed not liable by reason of disabling conduct if, either:

           (i) a final decision on the merits is made by a court or other body before whom the proceeding was brought that the person to be indemnified
     ("indemnitee") was not liable by reason of disabling conduct; or

           (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of disabling conduct, is made by either--

                (A) a majority of a quorum of directors who are neither
          "interested persons" of the Corporation, as defined in
          Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the action, suit or proceeding, or

                (B) an independent legal counsel in a written opinion.

     (e) Expenses, including attorneys' fees, incurred by a director, of.cer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition thereof if:

            (1) authorized in the specific case by the Board of Directors; and

            (2) the Corporation receives an undertaking by or on behalf of the director, officer, employee or agent of the Corporation to repay the advance if it is not ultimately determined that such person is entitled to be indemnified by the Corporation; and

            (3) either

                  (i) such person provides a security for his undertaking, or

                  (ii) the Corporation is insured against losses by reason of any lawful advances, or

                  (iii) a determination, based on a review of readily available facts, that there is reason to believe that such person ultimately will be found entitled to indemnification, is made by either--

                        (A) a majority of a quorum which consists of directors
                    who are neither "interested persons" of the Corporation, as
                    de.ned in Section 2(a)(19) of the Investment Company Act of
                    1940, as amended, nor parties to the action, suit or
                    proceeding, or

                        (B) an independent legal counsel in a written opinion.

     (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and inure to the benefit of the heirs, executors and administrators of such person.

     (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. However, in no event will the
Corporation pay for that portion of the premium, if any, for insurance to indemnify any officer or director against liability for any act for which the
Corporation itself is not permitted to indemnify him.

     (h) Nothing contained in this Section shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     (i) Any indemnification of, or advance of expenses to, a director in accordance with this Section, if arising out of a proceeding by or in the right of the Corporation, shall be reported in writing to the shareholders with the notice of the next stockholders' meeting or prior to the meeting.

                                   ARTICLE IV
                                   COMMITTEES

     SECTION 4.1. Executive and Other Committees. The Board of Directors, by
resolution adopted by a majority of the whole Board, may designate an Executive
Committee and/or other committees, each committee to consist of two (2) or more of the directors of the Corporation and may delegate to such committees, in the intervals between meetings of the Board of Directors, any or all of the powers of the Board of Directors in the management of the business and affairs of the
Corporation, except the power to: declare dividends or distributions of stock;
issue stock; recommend to stockholders any action requiring stockholder approval; amend the By-Laws of the Corporation; or approve any merger or share exchange which does not require shareholder approval. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of
Directors to act in place of such absent member. Each such committee shall keep a record of its proceedings.

     The Executive Committee and any other committee shall fix its own rules or procedure, but the presence of at least fifty percent (50%) of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee and the affirmative vote of the majority of the members of the committee present at the meeting shall be necessary to lake action.

     All actions of the Executive Committee shall be reported to the Board of
Directors at the meeting thereof next succeeding to the taking of such action.

     SECTION 4.2. Advisory Committee. The Board of Directors may appoint an advisory committee which shall be composed of persons who do not serve the
Corporation in any other capacity and which shall have advisory functions with respect to the investments of the Corporation, but which shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the Corporation. The number of persons constituting any such advisory committee shall be determined from time to time by the Board of
Directors. The members of any such advisory committee may receive compensation for their services and may be allowed such fees and expenses for the attendance at meetings as the Board of Directors may from time to time determine to be appropriate.

     SECTION 4.3. Committee Action Without Meeting. The provisions of these
By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any Committee of the Board appointed pursuant to Section 4.1 of these
By-Laws may be taken without a meeting if a consent in writing setting forth the action shall be signed by all members of the Committee entitled to vote upon the action and such written consent is filed with the records of the proceedings of the Committee.

                                    ARTICLE V
                                    OFFICERS

     SECTION 5.1. Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a Principal Executive Officer, a President, a
Chief Financial Officer, one or more Vice Presidents, a Secretary and a
Treasurer. The Chairman of the Board shall be selected from among the Directors but none of the other executive officers need be a member of the Board of
Directors. Two or more offices, except those of President and any Vice
President, may be held by the same person, but no Officer shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers of the Corporation shall be elected annually by the Board of Directors and each executive officer so elected shall hold office until his or her successor is elected and has qualified.

     SECTION 5.2. Other Officers and Agents. The Board of Directors may also elect one or more Assistant Vice Presidents, Assistant Secretaries and Assistant
Treasurers and may elect, or may delegate to the Chairman the power to appoint, such other officers and agents as the Board of Directors shall at any time or from time to time deem advisable.

     SECTION 5.3. Term and Removal and Vacancies. Each officer of the
Corporation shall hold office until his or her successor is elected and has qualified. Any officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 5.4. Compensation of Officers. The compensation of officers and agents of the Corporation shall be fixed by the Board of Directors, or by the
Chairman to the extent provided by the Board of Directors with respect to officers appointed by the Chairman.

     SECTION 5.5. Powers and Duties. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in or pursuant to these By-Laws or, to the extent not so provided, as may be prescribed by the Board of Directors; provided that no rights of any third party shall be affected or impaired by any such By-Law or resolution of the Board unless such third party has knowledge thereof.

     SECTION 5.6. The Chairman. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such other duties as the Board of Directors may from time to time prescribe.

     SECTION 5.7. The President. The President shall have general and active management of the business of the Corporation. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall have such other duties as may be prescribed from time to time by the
Board of Directors. The President shall be authorized to delegate to one or more
Vice Presidents such of his or her powers and duties at such times and in such manner as he or she may deem advisable.

     SECTION 5.7.1. The Principal Executive Officer. The Principal Executive
Officer shall be considered the principal executive officer of the Corporation for purposes of Section 6 of the Securities Act of 1933, as amended, and shall have the responsibility conferred upon the principal executive officer of an issuer under the Sarbanes-Oxley Act of 2002.

     SECTION 5.8. The Vice Presidents. The Vice Presidents shall be of such number and shall have such titles as may be determined from time to time by the
Board of Directors. The Vice President, or, if there shall be more than one, the
Vice Presidents in such order as may be determined from time to time by the
Board of Directors or the Chairman, shall, in the absence or disability of the
President, exercise the powers and perform the duties of the President, and shall perform such other duties as the Board of Directors or the Chairman may from time to time prescribe.

     SECTION 5.9. The Assistant Vice Presidents. The Assistant Vice President,
or, if there shall be more than one, the Assistant Vice Presidents in such order as may be determined from time to time by the Board of Directors or the chairman, shall perform such duties and have such powers as may be assigned them from time to time by the Board of Directors or the Chairman.

     SECTION 5.10. The Secretary. The Secretary shall attend all meetings of the
Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of
Directors, and shall perform such other duties and have such powers as the Board of Directors or the Chairman may from time to time prescribe. He or she shall keep in safe custody the seal of the Corporation and affix or cause the same to be affixed to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary.

     SECTION 5.11. The Assistant Secretaries. The Assistant Secretary, or, if
there shall be more than one, the Assistant Secretaries in such order as may be determined from time to time by the Board of Directors or the Chairman, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

     SECTION 5.12. The Treasurer. The Treasurer shall perform such duties as the
Board of Directors or the President may from time to time prescribe.

     SECTION 5.13. The Assistant Treasurers. The Assistant Treasurer, or, if
there shall be more than one, the Assistant Treasurers in such order as may be determined from time to time by the Board of Directors or the Chairman, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

     SECTION 5.14. The Chief Financial Officer. The Chief Financial Officer
shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and

he or she shall render to the Board of Directors and the President, whenever any of them require it, an account of his or her transactions as Chief Financial
Officer and of the financial condition of the Corporation, and he or she shall perform such other duties as the Board of Directors or the President may from time to time prescribe. He or she shall be considered the principal financial officer of the Corporation for purposes of Section 6 of the Securities Act of
1933, as amended, and shall have the responsibility conferred upon the principal financial officer of an issuer under the Sarbanes-Oxley Act of 2002.

     SECTION 5.15. Delegation of Duties. Whenever an officer is absent or disabled, or whenever for any reason the Board of Directors may deem it desirable, the Board of Directors may delegate the powers and duties of an officer or officers to any other officer or officers or to any Director or
Directors.

                                   ARTICLE VI
                                 CAPITAL STOCK

     SECTION 6.1. Issuance of Stock. The Corporation shall not issue its shares of capital stock except as approved by the Board of Directors.

     SECTION 6.2. Certificates of Stock. Certificates for shares of each class of the capital stock of the Corporation shall be in such form and of such design as the Board of Directors shall approve, subject to the right of the Board of
Directors to change such form and design at any time or from time to time, and shall be entered in the books of the Corporation as they are issued. Each such certificate shall bear a distinguishing number; shall exhibit the holder's name and certify the number of full shares owned by such holder; shall be signed by or in the name of the Corporation by the President, or a Vice President or an
Assistant Treasurer, and countersigned by the Secretary or an Assistant
Secretary or the Treasurer of the Corporation; and shall contain such recitals as may be required by law. Where any stock certificate is signed by a Transfer
Agent or by a Registrar, the signature of such corporate officers may be facsimile, printed or engraved. The Corporation may, at its option, defer the issuance of a certificate or certificates to evidence shares of capital stock owned of record by any stockholder until such time as demand therefor shall be made upon the Corporation or its Transfer Agent, but upon the making of such demand each stockholder shall be entitled to such certificate or certificates.

     In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall appear on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall, nevertheless, be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall appear therein had not ceased to be such officer or officers of the Corporation.

     No certificate shall be issued for any share of stock until such share is fully paid.

     SECTION 6.3. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto duly authorized by a power of attorney duly executed and filed with the Corporation or a Transfer Agent of the
Corporation, if any, upon written request in proper form if no share certificate has been issued, or in the event such certificate has been issued, upon presentation and surrender in proper form of said certificate.

     SECTION 6.4. Record Date. The Board of Directors may fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other purpose. Such date, in any case shall be not more than ninety (90) days, and in case of a meeting of stockholders not less than ten (10) days prior to the date on which particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty
(20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of a vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

     SECTION 6.5. Lost, Stolen, Destroyed and Multilated Certificates. The Board
of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of such loss, theft, or destruction; and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give to the Corporation and to such Registrar. Transfer Agent and/or Transfer Clerk as may be authorized or required to countersign such new certificate or certificates, a bond in such sum and of such type as they may direct, and with such surety or sureties, as they may direct, as indemnity against any claim that may be against them or any of them on account of or in connection with the alleged loss, theft or destruction of any such certificate.

     SECTION 6.6. Registered Owners of Stock. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

     SECTION 6.7. Fractional Denominations. Subject to any applicable provisions of law and the Charter of the Corporation, the Corporation may issue shares of its capital stock in fractional denominations, provided that the transactions in which and the terms and conditions upon which shares in fractional denominations may be issued may from time to time be limited or determined by or under the authority of the Board of Directors.

                                  ARTICLE VII
                          SALE AND REDEMPTION OF STOCK

     SECTION 7.1. Sale of Stock. Upon the sale of each share of its Common
Stock, except as otherwise permitted by applicable laws and regulations, the
Corporation shall receive in cash or in securities not less than the current net asset value thereof, exclusive of any distributing commission or discount, and in no event less than the par value thereof.

     SECTION 7.2. Redemption of Stock. Subject to and in accordance with any applicable laws and regulations and any applicable provisions of the
Corporation's Articles of Incorporation, the Corporation shall redeem all outstanding shares of its capital stock duly delivered or offered for redemption by any registered stockholder in a manner prescribed by or under authority of the Board of Directors. Any shares so delivered or offered for redemption shall be redeemed at a redemption price prescribed by the Board of Directors in accordance with applicable laws and regulations; provided that in no event shall such price be less than the applicable net asset value of such shares. The
Corporation may redeem, at current net asset value, shares not offered for redemption held by any shareholder whose shares have a value of less than $100, or such lesser amount as may be fixed by the Board of Directors; provided that before the Corporation redeems such shares it must notify the shareholder that the value of his shares is less than $100 and allow him 60 days to make an additional investment in an amount which will increase the value of his account to $100 or more.

                                  ARTICLE VIII
                          DIVIDENDS AND DISTRIBUTIONS

     Subject to any applicable provisions of law and the Charter of the
Corporation, dividends and distributions upon the Common Stock of the
Corporation may be declared at such intervals as the Board of Directors may determine, in cash, in securities or other property, or in shares of stock of the Corporation, from any sources permitted by law, all as the Board of
Directors shall from time to time determine.

     Inasmuch as the computation of net income and net profits from the sale of securities or other properties for federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have power, in its discretion, to distribute as income dividends and as capital gain distributions, respectively, amounts sufficient to enable the
Corporation to avoid or reduce liability for federal income taxes.

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                                   ARTICLE IX
                               BOOKS AND RECORDS

     SECTION 9.1. Location. The books and records of the Corporation may be kept outside the State of Maryland at such place or places as the Board of Directors may from time to time determine, except as otherwise required by law.

     SECTION 9.2. Stock Ledgers. The Corporation shall maintain at the office of its Transfer Agent an original stock ledger containing the names and addresses of all stockholders and the number of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

     SECTION 9.3. Annual Statement. The President or a Vice President or the
Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a statement of assets and liabilities and a statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders if such meeting be held, and shall be filed within twenty (20) days thereafter at the principal office of the Corporation in the State of Maryland.

                                   ARTICLE X
                                WAIVER OF NOTICE

     Whenever any notice of the time, place or purpose of any meeting of stockholders, directors, or of any committee is required to be given under the provisions of the statute or under the provisions of the Charter of the
Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such person.

                                   ARTICLE XI
                                 MISCELLANEOUS

     SECTION 11.1. Seal. The Board of Directors shall adopt a corporate seal, which shall be in the form of a circle, and shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Corporate
Seal--Maryland." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 11.2. Fiscal Year. The fiscal year of the Corporation shall end on such date as the Board of Directors may by resolution specify, and the Board of
Directors may by resolution change such date for future fiscal years at any time and from time to time.

     SECTION 11.3. Orders for Payment of Money. All orders or instructions for the payment of money of the Corporation, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, or as may be specified in or pursuant to the agreement between the Corporation and the bank or trust company appointed as
Custodian of the securities and funds of the Corporation.

                                   ARTICLE XII
                       COMPLIANCE WITH FEDERAL REGULATIONS

     The Board of Directors is hereby empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Corporation is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Corporation is required.

                                  ARTICLE XIII
                                   AMENDMENTS

     These By-Laws may be amended, altered, or repealed at any annual or special meeting of the stockholders by the affirmative vote of the holders of a majority of the shares of capital stock of the

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Corporation issued and outstanding and entitled to vote, provided notice of the general purpose of the proposed amendment, alteration or repeal is given in the notice of said meeting; or, at any meeting of the Board of Directors, by a vote of a majority of the whole Board of Directors, provided, however, that any
By-Law or amendment or alteration of the By-Laws adopted by the Board of
Directors may be amended, altered or repealed and any By-Law repealed by the
Board of Directors may be reinstated, by vote of the stockholders of the
Corporation.

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